Exhibit 10.4
FIRST SUPPLEMENTAL INDENTURE
The First Supplemental Indenture, dated as of September 2, 2020 (this “First Supplemental Indenture”), among edgewell personal care company (the “Company”), a corporation organized and existing under the laws of the State of Missouri, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking corporation, as trustee (the “Trustee”), CREMO HOLDING COMPANY, LLC, a California limited liability company (the “HoldCo”) and CREMO COMPANY, LLC, a California limited liability company (together with the HoldCo, the “New Guarantors”).
RECITALS:
WHEREAS, the Company, certain Subsidiaries of the Company party thereto and the Trustee are parties to the Indenture, dated as of May 22, 2020 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), relating to the issuance of the Company’s 5.500% Senior Notes due 2028 (the “Existing Notes”);
WHEREAS, Section 4.06 of the Base Indenture provides that, if any Domestic Subsidiary that is a Wholly Owned Subsidiary (including any newly formed or newly acquired Domestic Subsidiary that is a Wholly Owned Subsidiary) that is not a Guarantor guarantees any Material Subject Debt of the Company, then the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Existing Notes and the Base Indenture in accordance with, and subject to the terms of, Article Ten of the Base Indenture;
WHEREAS, each New Guarantor is becoming a guarantor under the Credit Agreement;
WHEREAS, Section 8.01(4) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to add any guarantees with respect to the Existing Notes; and
WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.
NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the Company, the New Guarantors and the Trustee agree as follows:
ARTICLE I
NEW GUARANTEES

Section 1.1.Guarantee.
Subject to the provisions of Article Ten of the Base Indenture, each New Guarantor hereby agrees to, jointly and severally, unconditionally guarantee to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest on each Existing Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Existing Notes, to the extent lawful, and the due and punctual payment of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Existing Note and the Indenture, and (ii) in the case of any extension of time of payment or renewal of any Existing Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.
The obligations of each New Guarantor to the Holders and to the Trustee pursuant to the Note Guarantee described herein and evidenced by the Indenture are expressly set forth in Article Ten of the Base Indenture and reference is hereby made to such Base Indenture for the terms of such Note Guarantee.
ARTICLE II
MISCELLANEOUS

Section 2.1.Capitalized Terms. For purposes of this First Supplemental Indenture:
(a)Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture;
(b)All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Base Indenture; and
(c)The terms “herein,” hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.
Section 2.2.Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
Section 2.3.Counterparts. This First Supplemental Indenture may be executed in multiple counterparts, by manual or electronic signature, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.
Section 2.4.Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

EDGEWELL PERSONAL CARE COMPANY
By:	/s/ Rod Little
Name: Rod Little
Title: President and Chief Executive Officer

[Signature Page to First Supplemental Indenture (Notes 5.50%)]

NEW GUARANTORS:

CREMO HOLDING COMPANY, LLC
By:	/s/ Rod Little
Name: Rod Little
Title: President

CREMO COMPANY, LLC
By:	/s/ Rod Little
Name: Rod Little
Title: President

[Signature Page to First Supplemental Indenture (Notes 5.50%)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture (Notes 5.50%)]